Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ING U.S., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6311	52-1222820
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

230 Park Avenue

New York, New York 10169

(212) 309-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bridget M. Healy

Executive Vice President and

Chief Legal Officer

ING U.S., Inc.

230 Park Avenue

New York, New York 10169

(212) 309-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. DeLaMater Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-191163

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common stock, par value $0.01 per share	3,450,000	$29.50	$101,775,000	$13,108.62

(1)	Includes 450,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form S-1 (File No. 333-191163), as amended (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $1,041,210,000 on the Initial Registration Statement for which a filing fee of $134,867.85 was previously paid.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered and a related consent and the consent of Ernst & Young LLP. This registration statement relates to our registration statement on Form S-1 (File No. 333-191163), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), initially filed by ING U.S., Inc. on September 13, 2013 and declared effective by the Securities and Exchange Commission on October 23, 2013. We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by us by 3,450,000 shares, 450,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares to cover overallotments, if any. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York on the 23rd day of October, 2013.

ING U.S., INC.

By:	/S/ RODNEY O. MARTIN, JR.
Name:	Rodney O. Martin, Jr.
Title:	Chief Executive Officer

By:	/S/ ALAIN M. KARAOGLAN
Name:	Alain M. Karaoglan
Title:	EVP and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

*	Chairman and Chief Executive Officer	October 23, 2013
Rodney O. Martin, Jr.	(Principal Executive Officer)

*	Director	October 23, 2013
Johannes M.M. Boers

*	Director	October 23, 2013
Patrick G. Flynn

*	Director	October 23, 2013
J. Barry Griswell

*	Director	October 23, 2013
Dirk H. Harryvan

*	Director	October 23, 2013
Frederick S. Hubbell

*	Director	October 23, 2013
Hendricus A. Koemans

*	Director	October 23, 2013
Willem F. Nagel

*	Director	October 23, 2013
David Zwiener

*	Chief Financial Officer	October 23, 2013
Ewout L. Steenbergen	(Principal Financial Officer)

*	Chief Accounting Officer	October 23, 2013
Steven T. Pierson	(Principal Accounting Officer)

*By:	/S/ BRIDGET M. HEALY
Bridget M. Healy Attorney-in-fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in registration statement No. 333-191163, as amended, are incorporated by reference into, and shall be deemed part of, this registration statement. In addition, the following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to ING U.S., Inc.’s registration statement on Form S-1, as filed on September 13, 2013)

24.2	Power of Attorney — Hendricus A. Koemans (incorporated by reference to Exhibit 24.2 to Amendment No. 2 to ING U.S., Inc.’s registration statement on Form S-1, as filed on October 21, 2013)